Exhibit 32.1


                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
           CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTIION 1350

     In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2008 (the "Form 10-Q") of Grayson Bankshares, Inc. (the "Company"), we, Jacky K. Anderson, Chief Executive Officer of the Company, and Blake M. Edwards, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

          (a) the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

          (b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.



         By:      /s/ Jacky K. Anderson              Date:  May 15, 2008
                  Jacky K. Anderson
                  Chief Executive Officer



         By:      /s/Blake M. Edwards                Date:  May 15, 2008
                  Blake M. Edwards
                  Chief Financial Officer